Exhibit (a)(2)
                                   ARTICLES OF
                     AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                      WORLD INVESTMENT NETWORK FUND, INC.

         I, J. ANTHONY WHATLEY, III, the President of WORLD INVESTMENT NETWORK FUND, INC., a Maryland corporation having its pricipal office in Seattle, Washington (the "Corporation"), hereby certify to the State Department of Assessments and Taxation of Maryland that:
          FIRST: As of the date of these Articles of Amendment, the Corporation has no stock outstanding or subscribed for entitled to be voted on a charter amendment.
         SECOND: The Corporation's board of directors approved by unanimous written consent on August 19, 1991 to amend Article I of the Articles of Incorporation, changing the name of the Corporation to:

                              Accessor Funds, Inc.

         THIRD: The Corporation's board of directors approved by unanimous written consent on August 19, 1991 to amend Section 1 of Article IV of the Articles of Incorporation to read as follows:

          The total number of shares of capital stock which the Corporation has authority to issue is 10,000,000,000 shares of the par value of $.001 per share, having an aggregate par value of $10,000,000. The capital stock is initially classified into thirteen series, which are designated as follows:

                                                            Number of
Series                                                  Authorized Shares

Market Series Common Stock                                1,000,000,000
Growth Series Common Stock                                1,000,000,000
Value and Income Series Common Stock                      1,000,000,000
Small Cap Series Common Stock                             500,000,000
European Series Common Stock                              1,000,000,000
Pacific Series Common Stock                               1,000,000,000
Intermendiate Fixed-Income Series Common Stock            500,000,000
Short-Intermendiate Fixed-Income Series Common Stock      500,000,000
Mortgage Securities Series Common Stock                   500,000,000
U.S. Government Money Series Common Stock                 1,000,000,000
Prudent Management Series Common Stock                    1,000,000,000
Short-Term Tax-Exempt Series  Common Stock                500,000,000
Connecticut Tax-Free Series Common Stock                  500,000,000

         I acknowledge this document to be my act, and state under the penalties of perjury that with respect to all matters and facts herein, to the best of my knowledge, information and belief such matters and facts are true in all material respects and that this statement is made under the penalties of perjury.


August 20, 1991

                                    /s/J. Anthony Whatley, III
                                    J. Anthony Whatley, III
                                    President



Attest:

/s/Linda V. Whatley
Linda V. Whatley
Secretary
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